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                                                                   EXHIBIT 10.27

                               ALLIANCE AGREEMENT


     This Alliance Agreement (the "AGREEMENT") is made and entered into as of this 19th day of March, 1999 (the "EFFECTIVE DATE") by and among E-Loan, Inc., a corporation organized and existing under the laws of the State of Delaware, United States of America, having its principal place of business at 5875 Arnold Rd., Suite 100, Dublin, California 94568, United States of America ("E-LOAN"); Stater BV, a private company with limited liability, organized and existing under the laws of The Netherlands, having its principal place of business at De Brand 40, 3823 LL Amersfoort, The Netherlands ("STATER"); and E-Loan Europe BV, a private company with limited liability organized and existing under the laws of The Netherlands ("E-LOAN EUROPE").

                                   BACKGROUND

     A. E-Loan is engaged in an Internet-based marketing business in the United States in which E-Loan acts as an on-line mortgage originator, offering automated loan application processes that allow Internet users to apply for and obtain residential mortgage loans and related services quickly and without a traditional loan agent; and

     B. Stater is engaged in the creation and provision of integrated systems and back-office services related to origination, automated lending decision management, documentation, payment, loan management, debtor management, collections, arrears management, default management and related services, all relating to mortgages and related products; and

     C. E-Loan and Stater desire to cooperate to support E-Loan Europe, in establishing and operating a Multi-Lender Site (as defined below) that offers, over the Internet, residential mortgage loans for which the underlying real property is located in the Territory (as defined below) and insurance and other related services ancillary to such mortgages; and

     D. Partly in consideration of such cooperation and assistance by Stater as outlined below, E-Loan Europe and Stater wish to make Stater the preferred provider to E-Loan Europe Bank (as defined below) of certain services related to loans funded by E-Loan Europe Bank, all as described more fully below.

     NOW THEREFORE, in consideration of the promises and mutual covenants contained herein, the parties hereto agree as follows:

                            ARTICLE 1 -- DEFINITIONS

     1.1 "AFFILIATE" of an entity means any company that controls, is controlled by or is under common control with such entity, where "control" means beneficial ownership (direct or indirect) of at least fifty percent (50%) of the shares of such entity entitled to vote in the election of directors (or in the case of an entity that is not a corporation, for the election of the corresponding managing authority).

     1.2 "BROKERAGE FUNCTIONALITY" means technology and/or services to allow a user to compare, select and apply for residential mortgage loans.

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     1.3  "MORTGAGE MANAGEMENT SERVICES" means the automated lending decision management, documentation, payment, loan management, debtor management, collections, arrears management, default management and other similar mortgage management services, in each case to the extent customarily provided by Stater or its Affiliates. Mortgage Management Services exclude services including or related to Brokerage Functionality.

     1.4 "MULTI-LENDER SITE" means a service by which residential mortgage loans are offered directly to the public, through the Internet, World Wide Web, commercial on-line service, interactive broadcast, or any other electronic on-line means, and that offers or intermediates residential mortgage loans for multiple lenders, in a format that allows the user to compare, select and apply for residential mortgage loans through such service.

     1.5 "ON LINE RESIDENTIAL MORTGAGE LOAN SITE" means a service by which residential mortgage loans are offered directly to the public, through the Internet, World Wide Web, commercial on-line service, interactive broadcast, or any other electronic on-line means.

     1.6 "SECURITIZATION MANAGEMENT SERVICES" means the offering and sale of securities, which securities consist primarily of a pool of residential mortgage loans originated by E-Loan Europe Bank through the operation by E-Loan Europe of a Multi-Lender Site, and the related consulting, due diligence and other portfolio management activities and services, in each case to the extent commonly associated with the offering and sale of mortgage-backed securities in the Territory.

     1.7 "STATER SERVICES" means the Mortgage Management Services and the Securitization Management Services provided by Stater pursuant to this Agreement.

     1.6  "TERRITORY" means the countries identified in EXHIBIT A.

                ARTICLE 2 -- COOPERATION AND ASSISTANCE BY STATER

     2.1 SERVICES IN SUPPORT OF E-LOAN EUROPE. Stater agrees to use commercially reasonable efforts to provide to E-Loan Europe, upon E-Loan Europe's request from time to time, services and facilities to assist E-Loan Europe in establishing and operating a Multi-Lender Site for residential mortgage loans on properties located in the Territory. Such services and facilities shall include, among other things:

          (a) Preparation of a business plan ("BUSINESS PLAN") for the initial activities of E-Loan Europe, with input and assistance from E-Loan, which Business Plan shall include:

               (i) a study assessing the feasibility of the successful establishment and operation of a Multi-Lender Site by E-Loan Europe in the Territory;

               (ii) an analysis of the legal, tax and regulatory implications associated with the operation of a Multi-Lender Site by E-Loan Europe in the Territory;



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               (iii) projections of revenue and income (or loss) over a
          five-year period, commencing on the Effective Date, in connection with the operation of a Multi-Lender Site by E-Loan Europe in the Territory;

               (iv) an annual business plan and budget for E-Loan Europe for the fiscal years ending December 31, 1999, and December 31, 2000, which shall include, but not be limited to, a balance sheet, an income statement, a statement of cash flows, cash management and a detail of product development and personnel costs;

               (v) a proposed time-table under which E-Loan Europe shall make a Multi-Lender Site operational in each of the countries included in the Territory;

               (vi) a summary of the terms and conditions under which E-Loan Europe shall be managed and under which the operations of E-Loan Europe, including its product development and personnel costs, shall be financed;

               (vii) a summary of the terms and conditions under which E-Loan shall license its proprietary information, including proprietary software, trademark, tradename, or other intellectual property, to E-Loan Europe for the purpose of operating a Multi-Lender Site in the Territory;

               (viii) a detailed description of the Mortgage Management Services and Securitization Management Services that Stater shall provide E-Loan Europe Bank pursuant to the terms of this Agreement;

               (ix) a detailed description of the other services and assistance that shall be provided by Stater pursuant to the terms of this Agreement;

               (x) a detailed description of the services and assistance that shall be provided by E-Loan pursuant to the terms of this Agreement; and

               (xi) a detailed description of the terms under which Stater could participate in the equity of E-Loan Europe.

     (b) Providing facilities for the offices of E-Loan Europe, and E-Loan Europe Bank (as defined below);

     (c) Consulting regarding regulatory approvals, requirements for localization and modification of E-Loan's technology for use by E-Loan Europe, and the like.

     2.2  PAYMENT.

          (a) BY STATER. Within thirty (30) days after the Effective Date, in consideration of the covenants and obligations of E-Loan and E-Loan Europe herein, Stater agrees to pay to E-Loan Europe the sum of five hundred fifty thousand (550,000) Euros ("EXPENSE ADVANCE"). The parties agree that this amount will be applied by E-Loan Europe toward the establishment by



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E-Loan Europe of a Multi-Lender Site in the Territory, beginning with the preparation of the Business Plan for such Multi-Lender Site, and other steps to establish the Multi-Lender Site.

          (b) BY E-LOAN EUROPE. In support of the facilities and services to be provided by Stater under Section 2.1, E-Loan Europe agrees to reimburse Stater for the direct costs reasonably incurred by Stater in providing such services and facilities, up to a maximum amount to be agreed upon in writing by E-Loan Europe and Stater from time to time prior to the time such facilities and services are provided. E-Loan Europe agrees to pay such costs monthly in arrears, within thirty (30) days after the date of Stater's invoice therefor.

     2.3 BOARD OF DIRECTORS. The business and affairs of E-Loan Europe shall be managed by its Board of Directors. For the purpose of this Agreement, the "Board of Directors" shall mean the Supervisory Board of E-Loan Europe, to the extent E-Loan Europe is required by law to have a Supervisory Board; otherwise, the Board of Directors shall be deemed to be the Management Board of E-Loan Europe. Stater shall be entitled to appoint at least one member of the Board of Directors of E-Loan Europe.

     2.4 INITIAL CAPITALIZATION OF E-LOAN EUROPE. Within thirty (30) days after the Effective Date, E-Loan shall subscribe for and purchase four hundred fifty thousand (450,000) shares of capital stock of E-Loan Europe and shall deliver to E-Loan Europe, in connection with such subscription and purchase, four hundred fifty thousand (450,000) Euros.

                          ARTICLE 3 -- STATER SERVICES

     3.1 STATER SERVICES TO E-LOAN BANK. The parties anticipate that E-Loan Europe may organize an entity (or group of entities), or a division of E-Loan Europe, that will itself (or themselves) fund residential mortgage loans in the Territory (the "E-LOAN EUROPE BANK"). To the extent that E-Loan Europe Bank requires Mortgage Management Services, E-Loan agrees to cause E-Loan Europe Bank to purchase such Mortgage Management Services from Stater, and Stater agrees to provide such Mortgage Management Services to the E-Loan Europe Bank, all subject to the terms and conditions of this Article 3.

          (a) PRICING AND TERMS. Stater agrees to provide such Mortgage Management Services, and any other technology and services described in (b) below, to E-Loan Europe Bank (i) at prices that are no higher than the prices at which Stater or its Affiliates provide the same or similar services or technology to any party (including without limitation any Affiliate); and (ii) upon other terms and conditions no less favorable, in any material respect, than those under which Stater provides any such services or technology to any party (including without limitation any Affiliate). In addition, the parties anticipate that Stater will provide such technology and services to E-Loan Europe Bank at prices that are discounted from the prices charged for such services and technology to any party that is not an Affiliate of Stater; however, due to the complexity of pricing for the variety of services offered by Stater, such discounts must be negotiated in good faith by Stater and E-Loan Europe taking into account the country in which such technology or services will be provided, the volume of such technology or services to be provided, and the time period during which such technology or services will be provided.



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          (b)  TIME TO MARKET ADVANTAGE. In the event that Stater introduces technology or services specifically designed for use in operating an On Line Residential Mortgage Loan Site, (i) Stater agrees to offer such technology or services to E-Loan Europe Bank, and (ii) if E-Loan Europe Bank wishes to use such technology or services, Stater agrees not to provide such technology and services to any third party that is not an Affiliate of Stater, for use in an On Line Residential Mortgage Loan Site, until six (6) months after providing such technology or services to E-Loan Europe Bank. Notwithstanding the foregoing, Stater's commitment in clause (ii) above shall not apply to the extent that such technology or services are developed specifically for a particular customer under a contract between Stater and such customer and such contract precludes Stater from providing E-Loan Europe with the time advantage described in (ii) above.

     3.2 SECURITIZATION MANAGEMENT SERVICES. To the extent that E-Loan Europe Bank requires Securitization Management Services, E-Loan agrees to cause E-Loan Europe Bank to purchase such Securitization Management Services from Stater, and Stater agrees to provide Securitization Management Services to the E-Loan Europe Bank, all subject to the terms and conditions of this Article 3. Stater agrees to provide such Securitization Management Services to E-Loan Europe Bank upon such terms and conditions no less favorable, in any material respect, than those under which Stater provides any such Securitization Management Services to any party (including without limitation any Affiliate).

     3.3 EXCLUSIVITY OF STATER SERVICES. The parties intend that Stater will be the preferred provider of Mortgage Management Services and Securitization Management Services to E-Loan Europe Bank as set forth below.

          (a) Accordingly, E-Loan agrees to not contract with (and agrees to cause E-Loan Europe Bank not to contract with) any party other than Stater or its Affiliates to provide Mortgage Management Services or Securitization Management Services to E-Loan Europe Bank; and E-Loan and E-Loan Europe agree (and shall cause E-Loan Europe Bank to agree) not to provide such services for their own account, unless (i) the price, availability, service level, terms, or other aspects of the Mortgage Management Services or Securitization Management Services offered by Stater to E-Loan Europe Bank are, on the whole, materially less favorable than those available from a third party (or in the case of services that E-Loan Europe and E-Loan Europe Bank propose to provide for their own account, on the whole, materially less favorable than those available to E-Loan Europe Bank through such means), or (ii) Stater is otherwise not then able to meet the reasonable requirements of E-Loan Europe Bank.

          (b) E-Loan agrees to cause E-Loan Europe Bank to provide Stater with at least one hundred eighty (180) days notice prior to first obtaining Mortgage Management Services or Securitization Management Services for residential mortgage loans on properties in each particular country of the Territory other than The Netherlands, Luxembourg, Germany or Belgium.

          (c) In the event of a dispute as to whether E-Loan Europe or E-Loan Europe Bank has the right to obtain any services from a third party (or to provide such services for their own account), E-Loan Europe or E-Loan Europe Bank may proceed to obtain such services from a third party, or provide them for their own account, and will not be deemed in breach of this



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Section 3.3 during the period prior to a determination under Section 7.2(b) that
E-Loan Europe or E-Loan Europe Bank is obligated to obtain such services from Stater.

          (d) Nothing in this Section 3.3 will be deemed to restrict E-Loan Europe or E-Loan Europe Bank from performing, itself (i.e. in lieu of obtaining such services from Stater or a third party), any services currently provided by E-Loan in the United States as of the Effective Date.

     3.4 LIMITATION. Any provision contained in this Agreement to the contrary notwithstanding, in no event shall Stater be required to provide the Mortgage Management Services or Securitization Management Services in any country within the Territory in which Stater is not engaged in the business of providing the same or similar services to other customers of Stater or in which Stater is prohibited from providing such services by applicable law, rule or regulation.

     3.5 SERVICING AGREEMENTS. It is anticipated that the terms and conditions under which Stater shall perform the Stater Services described in this Article 3 will be set forth in detail in one or more agreements ("SERVICING AGREEMENTS") between Stater (or an Affiliate of Stater) and E-Loan Europe (or E-Loan Europe
Bank); provided, however, that the terms and conditions of any such Servicing Agreements shall not vary in any material respect from the provisions of this
Article 3, unless otherwise agreed in writing by E-Loan Europe and Stater.

                      ARTICLE 4 -- EXCLUSIVITY OF EFFORTS

     4.1 PROTECTION OF CONFIDENTIAL INFORMATION. The parties acknowledge that by virtue of their activities under this Agreement, they will each receive confidential and proprietary information of E-Loan Europe that would assist the other parties to unfairly compete with E-Loan Europe. To protect such confidential information, the parties agree as follows:

          (a) STATER. During the term of this Agreement, Stater shall not, directly or indirectly, through any Affiliate: (i) purchase or hold any equity interest in any company that operates, as its principal line of business, a Multi-Lender Site that includes residential mortgage loans on properties located in the Territory, or (ii) provide Brokerage Functionality for use in a Multi-Lender Site (other than a Multi-Lender Site operated by E-Loan Europe) with respect to properties in the Territory.

          (b) E-LOAN. During the term of this Agreement, E-Loan shall not, directly or indirectly, through any Affiliate other than the E-Loan Europe: (i) purchase or hold any equity interest in any company that operates, as its principal line of business, a Multi-Lender Site that includes residential mortgage loans on properties located in the Territory, or (ii) provide Brokerage Functionality for use in a Multi-Lender Site (other than a Multi-Lender Site operated by E-Loan Europe) with respect to properties in the Territory.

     4.2  EVENTS UPON CHANGE OF CONTROL.

          (a) As used herein, "CHANGE OF CONTROL" means (i) a merger or reorganization of any party to this Agreement (such party, the "SELLING PARTY") into any other corporation or



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corporations pursuant to which the Selling Party's stockholders immediately prior to such transaction own, immediately after and as a result of such transaction, less than fifty percent (50%) of the equity securities of the surviving corporation; or (ii) a sale of all or substantially all of the assets of the Selling Party's business relating to residential mortgage loans on properties in the Territory, or all or substantially all of the outstanding stock of the Selling Party, pursuant to which transaction the Selling Party's stockholders immediately prior to such transaction own, immediately after and as a result of such transaction, less than fifty percent (50%) of the equity securities of the surviving corporation; provided, however, that in no event will a public offering of a Selling Party's capital stock in which the purchasers are not acting together as a group be deemed a Change of Control.

          (b) TERMINATION. Upon a Change of Control, the Selling Party agrees to promptly give notice to all other parties of such Change of Control, and the Selling Party, or any other party to this Agreement may, in its sole discretion, either (i) terminate this Agreement upon written notice within ninety (90) days following the closing of such Change of Control, and such termination will be without penalty to any party to this Agreement or the party who has obtained control of Selling Party, or (ii) allow the Agreement to continue in full force and effect in which case, all of Selling Party's rights and obligations under this Agreement will be assumed in accordance with Section 7.3 below.

                            ARTICLE 5 -- TERMINATION

     5.1 TERM. The term of this Agreement will commence on the Effective Date, and, unless terminated earlier as described in Section 4.2 above or Section 5.2 below, will continue in effect for five (5) years thereafter.

     5.2 BREACH AND REMEDIES. In the event of a material breach by any party of a material provision hereof, which breach is not cured within ninety (90) days after written notice thereof by the other party, then the nonbreaching party may, effective ninety (90) days after written notice of failure to cure to the breaching party, terminate this Agreement. The parties agree that such termination will be the terminating party's sole remedy for breach of this Agreement by any other party, except for any liability that arises under Article 6 (Non-Disclosure).

     5.3 EFFECT OF TERMINATION. The termination of this Agreement will not in any way operate to impair or destroy any of the rights or remedies of any party, or to relieve any party of its obligations to comply with any of the provisions of this Agreement which accrue prior to the date of termination, and the provisions of Articles 1, 6, and 7 will survive the expiration and any termination of this Agreement. In the event that this Agreement is terminated by Stater due to breach by E-Loan or E-Loan Europe under Section 5.2, E-Loan Europe shall promptly return to Stater the Expense Advance, less any amount that E-Loan Europe (a) shall have expended in connection with the establishment by E-Loan Europe of a Multi-Lender Site in the Territory, up to a maximum amount to be agreed upon in writing by E-Loan Europe and Stater from time to time prior to the time any such expenses are incurred, or (b) shall have reimbursed to Stater in accordance with the provisions of Section 2.2(b) above.



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                           ARTICLE 6 -- NONDISCLOSURE

     6.1 DEFINITION. "CONFIDENTIAL INFORMATION" means any information disclosed by any party to any other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including without limitation documents, prototypes, samples, plant and equipment), which is designated as "Confidential, " "Proprietary" or some similar designation. Information communicated orally will be considered Confidential Information if such information is confirmed in writing as being Confidential Information within a reasonable time after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by other parties. Confidential Information will not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party at the time of disclosure by the disclosing party as shown by the receiving party's files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from another party without a breach of such other party's obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party's Confidential Information, as shown by documents and other competent evidence in the receiving party's possession; or (vi) is required by law to be disclosed by the receiving party, provided that the receiving party gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure.

     6.2 NON-USE AND NON-DISCLOSURE. As used in this Article 6, "E-LOAN COMPANIES" refers to E-Loan and E-Loan Europe together. The E-Loan Companies (on the one hand) and Stater (on the other hand) each agree not to use any Confidential Information of the other for any purpose except to exercise its rights and perform its obligations under this Agreement. The E-Loan Companies and Stater each agree not to disclose any Confidential Information of the other to third parties or to such party's employees, except to those employees of the receiving party with a need to know. The E-Loan Companies and Stater each agree not to reverse engineer, disassemble or decompile any prototypes, software or other tangible objects which embody the other's Confidential Information and which are provided hereunder.

     6.3 MAINTENANCE OF CONFIDENTIALITY. Each party agrees to take reasonable measures to protect the secrecy of and avoid disclosure and unauthorized use of the Confidential Information of the other parties. Without limiting the foregoing, each party agrees to take at least those measures that it takes to protect its own most highly confidential information and agrees to ensure that its employees who have access to Confidential Information of any other party have signed a non-use and non-disclosure agreement in content similar to the provisions hereof, prior to any disclosure of Confidential Information to such employees. No party shall make any copies of the Confidential Information of any other party unless the same are previously approved in writing by the other party. Each party agrees to reproduce any other party's proprietary rights notices on any such approved copies, in the same manner in which such notices were set forth in or on the original.



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     6.4  RETURN OF MATERIALS. Upon the termination of this Agreement, each party agrees to deliver to each other party all of such other party's Confidential Information that such party may have in its possession or control.

                           ARTICLE 7 -- MISCELLANEOUS

     7.1 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the laws of California, U.S.A., without reference to conflict of laws principles.

     7.2  ARBITRATION DISPUTES.

          (a) If the parties are unable to resolve any dispute, controversy, or claim arising out of or relating to the validity, construction, enforceability, or performance of this Agreement (a "DISPUTE") between or among them arising out of this Agreement, any party may, by written notice to the other, have such Dispute referred to the Chief Executive Officers of all parties for attempted resolution by good faith negotiations within thirty (30) days after such notice is received.

          (b) FULL ARBITRATION. Any Dispute, including Disputes relating to alleged breach or termination of this Agreement that is not resolved pursuant to
Section 7.2(a) above, will be settled by binding arbitration in the manner described in this Section 7.2. The arbitration will be conducted pursuant to the Commercial Rules and Supplementary Procedures for Large, Complex Disputes of the American Arbitration Association then in effect. Notwithstanding those rules, the following provisions will apply to the arbitration hereunder:

               (i) ARBITRATORS. The arbitration will be conducted by a single arbitrator; provided that at the request of either party, the arbitration will be conducted by a panel of three (3) arbitrators, chosen according to the Rules of the American Arbitration Association. In any event, the arbitrator or arbitrators selected in accordance with this Section 7.2 are referred to herein as the "PANEL."

               (ii) PROCEEDINGS. Except as otherwise provided herein, the parties and the arbitrators shall use their best efforts to complete the arbitration within one (1) year after the appointment of the Panel under Section 7.2(b)(i) above, unless a party can demonstrate to the Panel that the complexity of the issues or other reasons warrant the extension of one or more of the time tables. In such case, the Panel may extend such time table as reasonably required. The Panel shall, in rendering its decision, apply the substantive law of California, U.S.A., without regard to its conflicts of laws provisions. The proceeding will be conducted in English and will take place in New York, New York. All pleadings and written evidence will be in the English language. Any written evidence in a language other than English will be submitted in English translation accompanied by the original or true copy thereof. The fees of the Panel will be paid by the losing party or parties, if deemed appropriate by the Panel. If the Panel does not designate otherwise, the fees will be split equally between the parties. Each party will bear the costs of its own attorneys' and experts' fees; provided that the Panel may in its discretion award the prevailing party or parties all or part of the costs and expenses incurred by the prevailing party or parties in connection with the arbitration proceeding. No party may initiate an arbitration hereunder unless it has attempted to resolve the matter in accordance with Section 7.2(a).



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     7.3  ASSIGNMENT. No party may assign this Agreement without the prior written consent of the other parties, except that each party may assign this Agreement to a person or entity into which it has merged or which has otherwise succeeded to all or substantially all of its business or assets relating to residential mortgage loan business and which has assumed in writing or by operation of law the assigning party's obligations under this Agreement. Each party agrees that in any merger in which it is not the surviving company, the surviving company will assume, in writing or by operation of law, such party's obligations under this Agreement. Any purported assignment in violation of the foregoing will be null and void. Subject to the foregoing, the provisions of this Agreement will apply to and bind the successors and permitted assigns of the parties. Upon a permitted assignment of this Agreement, all references to the assigning party herein will be deemed references to the assignee.

     7.4 INTELLECTUAL PROPERTY. If at any time either Stater or E-Loan (the "DISCLOSING PARTY") discloses or provides any technology or intellectual property, including without limitation modifications or additions to E-Loan Europe's or the Disclosing Party's technology or intellectual property, the Disclosing Party agrees to describe such technology or intellectual property to E-Loan Europe in writing prior to such disclosure. Following receipt of such description, E-Loan Europe and the Disclosing Party agree to confer concerning the nature of the proposed technology or intellectual property and agree in writing upon the terms, if any, under which such modifications or additions should be made. The parties acknowledge that the Business Plan shall be the property of E-Loan Europe.

     7.5 LANGUAGE. This Agreement is in the English language only, which language will be controlling in all respects, and all versions hereof in any other language will be for accommodation only and will not be binding upon the parties hereto. All communications and notices to be made or given pursuant to this Agreement will be in the English language.

     7.6 CONSTRUCTION. All parties have been represented by legal counsel during the negotiation and drafting of this Agreement. Accordingly, any rule of construction relating to the author of specific language will not apply.

     7.7 NOTICES. Any notice or other communications required or permitted hereunder must be in writing and must be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, or by commercial express courier service, addressed as follows:

                    To E-Loan:

                         E-Loan, Inc.
                         5875 Arnold Rd., Suite 100
                         Dublin, California 94568
                         Attention:  President



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                    with a copy to:

                         Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attn:  Kenneth A. Clark

                    To Stater:

                         Stater BV
                         De Brand 40
                         3823 LL, Amersfoort
                         The Netherlands
                         Attn:  President


                    with a copy to:

                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         816 Congress Avenue, Suite 1900
                         Austin, Texas 78701
                         Attention: John Strickland


                    To E-Loan Europe:

                         E-Loan Europe BV
                         c/o E-Loan, Inc.
                         5875 Arnold Rd., Suite 100
                         Dublin, California 94568
                         Attention:  President

                    with a copy to:

                         Wilson Sonsini Goodrich & Rosati, P.C.
                         650 Page Mill Road
                         Palo Alto, California 94304
                         Attn:  Kenneth A. Clark

Such notices will be deemed to have been served when delivered or, if delivery is not accomplished by reason of some fault of the addressee, when tendered.

     7.8 PARTIAL INVALIDITY. If any paragraph, provision, or clause hereof in this Agreement is found or held to be invalid or unenforceable in any jurisdiction in which this Agreement is being performed, the remainder of this Agreement will be valid and enforceable and the parties shall use their respective best efforts to negotiate a substitute, valid and



                                       11
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enforceable provision which most nearly effects the parties' intent in entering into this Agreement. In the event a party to this Agreement seeks to avoid a provision of this Agreement by asserting that such provision is invalid, illegal or otherwise unenforceable (or by prompting a governmental authority to make such an assertion), then whichever party did not make such an assertion (or prompt such governmental assertion) will have the right to terminate this Agreement upon sixty (60) days notice, unless such assertion is eliminated within such sixty (60) day period.

     7.9 COUNTERPARTS. This Agreement may be executed in two (2) or more counterparts, all of which, taken together, will be regarded as one and the same instrument.


     7.10 WAIVER. The failure of any party to enforce at any time the provisions of this Agreement will in no way be construed to be a present or future waiver of such provisions, nor in any way affect the validity of any party to enforce each and every such provision thereafter.

     7.11 ENTIRE AGREEMENT. The terms and conditions herein contained constitute the entire agreement between the parties and supersede all previous agreements and understandings, whether oral or written, between the parties hereto with respect to the subject matters hereof and thereof and no agreement or understanding varying or extending the same will be binding upon any party hereto unless in a written document signed by the party to be bound thereby.


     7.12 SECTION HEADINGS. The Section headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     7.13 PUBLICITY. Each of the parties hereto agrees not to disclose the terms of this Agreement to any other party, without the prior written consent of all other parties hereto, except to advisors, investors and others on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or the extent required by law.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


E-LOAN, INC.                            STATER BV


By: __________________________________  By: __________________________________


Name: ________________________________  Name: ________________________________


Title: _______________________________  Title: _________________________________



E-LOAN EUROPE BV


By: __________________________________


Name: ________________________________


Title: _______________________________



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

                                    EXHIBIT A

                                    TERRITORY


Austria

Belgium

Denmark

Finland

France

Germany

Greece

Hungary

Italy

Luxembourg

Monaco

Poland

Portugal

Republic of Ireland

Spain

The Netherlands

Sweden